Exhibit 99.1

Investor Relations: Amanda Butler (216) 383-2534

Amanda_Butler@lincolnelectric.com

LINCOLN ELECTRIC REPORTS FIRST QUARTER 2021 RESULTS

First Quarter 2021 Highlights
◾
Net sales increase 7.8% to $757.0 million on 6.4% higher organic sales

◾
Operating income margin of 13.7%; Adjusted operating income margin of 14.4%

◾
EPS increases 35.2% to $1.23; Adjusted EPS increases 37.0% to $1.37

CLEVELAND, Tuesday, April 27 2021 - Lincoln Electric Holdings, Inc. (the “Company”) (Nasdaq: LECO) today reported first quarter 2021 net income of $74.2 million, or diluted earnings per share (EPS) of $1.23, which includes special item after-tax charges of $8.6 million, or $0.14 EPS. This compares with prior year period net income of $55.6 million, or $0.91 EPS, which included special item after-tax charges of $5.4 million, or $0.09 EPS. Excluding these items, first quarter 2021 Adjusted net income was $82.8 million, or $1.37 Adjusted EPS. This compares with Adjusted net income of $60.9 million, or $1.00 Adjusted EPS in the prior year period.

First quarter 2021 sales increased 7.8% to $757.0 million from a 6.4% increase in organic sales and 1.4% favorable foreign exchange. Operating income for the first quarter 2021 was $103.9 million, or 13.7% of sales, including special item charges of $5.3 million. This compares with operating income of $81.1 million, or 11.5% of sales, in the prior year period. Excluding special items, Adjusted operating income was $109.2 million, or 14.4% of sales, as compared with $88.4 million, or 12.6% of sales, in the prior year period.

“I am pleased to report record first quarter earnings, which reflect solid execution of our strategic initiatives, cost reduction actions and an accelerated recovery in our end markets,” stated Christopher L. Mapes, Chairman, President and Chief Executive Officer. “Our team continued to do an outstanding job safely serving customers while also generating significant improvement in operating profit margin as well as strong ROIC performance in the quarter.” Mapes continued, “Lincoln Electric is well-positioned to continue to capitalize on growth through innovation, new products, acquisitions and our leading automation portfolio. We remain focused on driving growth, maintaining operational agility and diligent cost management as we navigate the recovery to deliver superior long-term value for our stakeholders.”

Webcast Information

A conference call to discuss first quarter 2021 financial results will be webcast live today, April 27, 2021, at 10:00 a.m., Eastern Time.  This webcast is accessible at https://ir.lincolnelectric.com. Listeners should go to the web site prior to the call to register, download and install any necessary audio software. A replay of the webcast will be available on the Company's web site.

If investors would like to ask questions, please dial (877) 344-3899 (domestic) or (315) 625-3087 (international) and use confirmation code 1341827. Telephone participants are asked to dial in 10 - 15 minutes prior to the start of the conference call.

Financial results for the first quarter 2021 can also be obtained at https://ir.lincolnelectric.com.

About Lincoln Electric

Lincoln Electric is the world leader in the design, development and manufacture of arc welding products, automated joining, assembly and cutting systems, plasma and oxy-fuel cutting equipment and has a leading global position in brazing and soldering alloys.  Headquartered in Cleveland, Ohio, Lincoln has 55 manufacturing locations in 18 countries and a worldwide network of distributors and sales offices covering more than 160 countries.  For more information about Lincoln Electric and its products and services, visit the Company’s website at https://www.lincolnelectric.com.

LINCOLN ELECTRIC REPORTS FIRST QUARTER 2021 RESULTS

Non-GAAP Information

Adjusted operating income, Adjusted net income, Adjusted EBIT, Adjusted effective tax rate, Adjusted diluted earnings per share, Organic sales, Cash conversion, Return on invested capital and Earnings before interest, taxes, depreciation and amortization ("EBITDA") are non-GAAP financial measures. Management uses non-GAAP measures to assess the Company's operating performance by excluding certain disclosed special items that management believes are not representative of the Company's core business. Management believes that excluding these special items enables them to make better period-over-period comparisons and benchmark the Company's operational performance against other companies in its industry more meaningfully. Furthermore, management believes that non-GAAP financial measures provide investors with meaningful information that provides a more complete understanding of Company operating results and enables investors to analyze financial and business trends more thoroughly. Non-GAAP financial measures should not be viewed in isolation, are not a substitute for GAAP measures and have limitations including, but not limited to, their usefulness as comparative measures as other companies may define their non-GAAP measures differently.

Forward-Looking Statements

The Company’s expectations and beliefs concerning the future contained in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements reflect management’s current expectations and involve a number of risks and uncertainties.  Forward-looking statements generally can be identified by the use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “forecast,” “guidance” or words of similar meaning.  Actual results may differ materially from such statements due to a variety of factors that could adversely affect the Company’s operating results.  The factors include, but are not limited to: general economic, financial and market conditions; the effectiveness of operating initiatives; completion of planned divestitures; interest rates; disruptions, uncertainty or volatility in the credit markets that may limit our access to capital; currency exchange rates and devaluations; adverse outcome of pending or potential litigation; actual costs of the Company’s rationalization plans; possible acquisitions, including the Company’s ability to successfully integrate acquisitions; market risks and price fluctuations related to the purchase of commodities and energy; global regulatory complexity; the effects of changes in tax law; tariff rates in the countries where the Company conducts business; and the possible effects of events beyond our control, such as political unrest, acts of terror, natural disasters and pandemics, including the current coronavirus disease ("COVID-19") outbreak, on the Company or its customers, suppliers and the economy in general.  For additional discussion, see “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

Consolidated Statements of Income

					Fav (Unfav) to
	Three Months Ended March 31,				Prior Year
	2021	% of Sales	2020	% of Sales	$	%
Net sales	$757,021	100.0%	$701,991	100.0%	$55,030	7.8%
Cost of goods sold	503,254	66.5%	464,669	66.2%	(38,585)	(8.3)%
Gross profit	253,767	33.5%	237,322	33.8%	16,445	6.9%
Selling, general & administrative expenses	145,676	19.2%	149,727	21.3%	4,051	2.7%
Rationalization and asset impairment charges	4,163	0.5%	6,521	0.9%	2,358	36.2%
Operating income	103,928	13.7%	81,074	11.5%	22,854	28.2%
Interest expense, net	5,359	0.7%	5,458	0.8%	99	1.8%
Other income (expense)	(1,416)	(0.2)%	309	—	(1,725)	(558.3)%
Income before income taxes	97,153	12.8%	75,925	10.8%	21,228	28.0%
Income taxes	23,020	3.0%	20,370	2.9%	(2,650)	(13.0)%
Effective tax rate	23.7%		26.8%		3.1%
Net income including non-controlling interests	74,133	9.8%	55,555	7.9%	18,578	33.4%
Non-controlling interests in subsidiaries’ income (loss)	(44)	—	(7)	—	(37)	(528.6)%
Net income	$74,177	9.8%	$55,562	7.9%	$18,615	33.5%

Basic earnings per share	$1.24		$0.92		$0.32	34.8%
Diluted earnings per share	$1.23		$0.91		$0.32	35.2%
Weighted average shares (basic)	59,642		60,184
Weighted average shares (diluted)	60,299		60,799

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands)

(Unaudited)

Balance Sheet Highlights

Selected Consolidated Balance Sheet Data	March 31, 2021	December 31, 2020
Cash and cash equivalents	$242,126	$257,279
Accounts receivable, net	431,350	373,487
Inventories	415,901	381,258
Total current assets	1,196,287	1,112,343
Property, plant and equipment, net	500,449	522,092
Total assets	2,361,749	2,314,453
Trade accounts payable	294,062	256,530
Total current liabilities	614,461	549,449
Short-term debt (1)	3,607	2,734
Long-term debt, less current portion	715,328	715,456
Total equity	803,408	790,250

Operating Working Capital	March 31, 2021	December 31, 2020
Average operating working capital to Net sales (2)	17.7%	17.4%

Invested Capital	March 31, 2021	December 31, 2020
Short-term debt (1)	$3,607	$2,734
Long-term debt, less current portion	715,328	715,456
Total debt	718,935	718,190
Total equity	803,408	790,250
Invested capital	$1,522,343	$1,508,440

Total debt / invested capital	47.2%	47.6%

(1)	Includes current portion of long-term debt.
(2)

Average operating working capital to Net sales is defined as the sum of Accounts receivable, Inventories and contract assets less Trade accounts payable and contract liabilities as of period end divided by annualized rolling three months of Net sales.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

 Non-GAAP Financial Measures

	Three Months Ended March 31,
	2021	2020
Operating income as reported	$103,928	$81,074
Special items (pre-tax):
Rationalization and asset impairment charges (2)	4,163	6,521
Acquisition transaction costs (3)	1,113	—
Amortization of step up in value of acquired inventories (4)	—	806
Adjusted operating income (1)	$109,204	$88,401
As a percent of total sales	14.4%	12.6%

Net income as reported	$74,177	$55,562
Special items:
Rationalization and asset impairment charges (2)	4,163	6,521
Acquisition transaction costs (3)	1,113	—
Pension settlement charges (5)	4,886	—
Amortization of step up in value of acquired inventories (4)	—	806
Tax effect of Special items (6)	(1,561)	(1,976)
Adjusted net income (1)	82,778	60,913
Non-controlling interests in subsidiaries’ income (loss)	(44)	(7)
Interest expense, net	5,359	5,458
Income taxes as reported	23,020	20,370
Tax effect of Special items (6)	1,561	1,976
Adjusted EBIT (1)	$112,674	$88,710

Effective tax rate as reported	23.7%	26.8%
Net special item tax impact	(0.8)%	—
Adjusted effective tax rate (1)	22.9%	26.8%

Diluted earnings per share as reported	$1.23	$0.91
Special items per share	0.14	0.09
Adjusted diluted earnings per share (1)	$1.37	$1.00

Weighted average shares (diluted)	60,299	60,799

(1)

Adjusted operating income, Adjusted net income, Adjusted EBIT, Adjusted effective tax rate and Adjusted diluted earnings per share are non-GAAP financial measures. Refer to Non-GAAP Information section.

(2)	Primarily related to severance and gains or losses on the disposal of assets.
(3)	Related to an acquisition and are included in Selling, general & administrative expenses.
(4)	Related to an acquisition and are included in Cost of goods sold.
(5)	Related to lump sum pension payments and are included in Other income (expense).
(6)	Includes the net tax impact of Special items recorded during the respective periods.

The tax effect of Special items impacting pre-tax income was calculated as the pre-tax amount multiplied by the applicable tax rate. The applicable tax rates reflect the taxable jurisdiction and nature of each Special item.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

Non-GAAP Financial Measures

	Twelve Months Ended March 31,
Return on Invested Capital	2021	2020
Net income as reported	$224,730	$277,191
Rationalization and asset impairment charges	43,110	18,174
Acquisition transaction and integration costs	1,113	1,014
Pension settlement charges	13,005	—
Amortization of step up in value of acquired inventories	—	3,814
Gains on asset disposals	—	(3,554)
Gain on change in control	—	(7,601)
Tax effect of Special items (2)	(10,179)	(8,549)
Adjusted net income (1)	$271,779	$280,489
Plus: Interest expense, net of tax of $5,904 and $6,484 in 2021 and 2020, respectively	17,550	19,489
Less: Interest income, net of tax of $396 and $605 in 2021 and 2020, respectively	1,184	1,818
Adjusted net income before tax-effected interest	$288,145	$298,160

Invested Capital	March 31, 2021	March 31, 2020
Short-term debt	$3,607	$132,378
Long-term debt, less current portion	715,328	715,950
Total debt	718,935	848,328
Total equity	803,408	667,960
Invested capital	$1,522,343	$1,516,288

Return on invested capital (1)	18.9%	19.7%

	Twelve Months Ended March 31,
Total Debt / EBITDA	2021	2020
Net income as reported	$224,730	$277,191
Income taxes	60,546	74,328
Interest expense, net	21,874	23,550
Depreciation and amortization	78,582	83,614
EBITDA (1)	$385,732	$458,683

	March 31, 2021	March 31, 2020
Total debt	$718,935	$848,328

Total debt / EBITDA	1.86	1.85

(1)	Adjusted net income, Return on invested capital and EBITDA are non-GAAP financial measures. Refer to Non-GAAP Information section.
(2)

Includes the net tax impact of Special items recorded during the respective periods, including tax benefits of $4,852 for the settlement of a tax item as well as tax deductions associated with an investment in a subsidiary in the twelve months ended March 31, 2020.

The tax effect of Special items impacting pre-tax income was calculated as the pre-tax amount multiplied by the applicable tax rate. The applicable tax rates reflect the taxable jurisdiction and nature of each Special item.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

Condensed Consolidated Statements of Cash Flows

	Three Months Ended March 31,
	2021	2020
OPERATING ACTIVITIES:
Net income	$74,177	$55,562
Non-controlling interests in subsidiaries’ income (loss)	(44)	(7)
Net income including non-controlling interests	74,133	55,555
Adjustments to reconcile Net income including non-controlling interests to Net cash provided by operating activities:
Rationalization and asset impairment charges (gains)	60	(236)
Depreciation and amortization	19,118	21,028
Equity earnings in affiliates, net	(177)	(162)
Other non-cash items, net	(697)	(4,182)
Changes in operating assets and liabilities, net of effects from acquisitions:
Increase in accounts receivable	(65,795)	(25,698)
Increase in inventories	(42,568)	(17,401)
Increase (decrease) in trade accounts payable	42,325	(16,676)
Increase in other current liabilities	22,171	11,693
Net change in other long-term assets and liabilities	(3,308)	(1,949)
NET CASH PROVIDED BY OPERATING ACTIVITIES	45,262	21,972

INVESTING ACTIVITIES:
Capital expenditures	(9,936)	(11,828)
Proceeds from sale of property, plant and equipment	584	6,100
Other investing activities	6,500	—
NET CASH USED BY INVESTING ACTIVITIES	(2,852)	(5,728)

FINANCING ACTIVITIES:
Net change in borrowings	1,307	97,777
Proceeds from exercise of stock options	2,780	1,047
Purchase of shares for treasury	(28,459)	(109,762)
Cash dividends paid to shareholders	(30,999)	(30,675)
NET CASH USED BY FINANCING ACTIVITIES	(55,371)	(41,613)

Effect of exchange rate changes on Cash and cash equivalents	(2,192)	(10,819)
DECREASE IN CASH AND CASH EQUIVALENTS	(15,153)	(36,188)
Cash and cash equivalents at beginning of period	257,279	199,563
Cash and cash equivalents at end of period	$242,126	$163,375

Cash dividends paid per share	$0.51	$0.49

Lincoln Electric Holdings, Inc.

Segment Highlights

(In thousands)

(Unaudited)

	Americas	International	The Harris	Corporate /
	Welding	Welding	Products Group	Eliminations	Consolidated
Three months ended March 31, 2021
Net sales	$425,242	$223,079	$108,700	$—	$757,021
Inter-segment sales	32,748	4,285	2,147	(39,180)	—
Total	$457,990	$227,364	$110,847	$(39,180)	$757,021

Net income					$74,177
As a percent of total sales					9.8%

EBIT (1)	$72,177	$14,207	$18,697	$(2,569)	$102,512
As a percent of total sales	15.8%	6.2%	16.9%		13.5%
Special items charges (gains) (3)	4,440	4,609	—	1,113	10,162
Adjusted EBIT (2)	$76,617	$18,816	$18,697	$(1,456)	$112,674
As a percent of total sales	16.7%	8.3%	16.9%		14.9%

Three months ended March 31, 2020
Net sales	$418,535	$197,923	$85,533	$—	$701,991
Inter-segment sales	24,783	4,483	1,725	(30,991)	—
Total	$443,318	$202,406	$87,258	$(30,991)	$701,991

Net income					$55,562
As a percent of total sales					7.9%

EBIT (1)	$69,512	$478	$12,492	$(1,099)	$81,383
As a percent of total sales	15.7%	0.2%	14.3%		11.6%
Special items charges (gains) (4)	1,190	6,137	—	—	7,327
Adjusted EBIT (2)	$70,702	$6,615	$12,492	$(1,099)	$88,710
As a percent of total sales	15.9%	3.3%	14.3%		12.6%

(1)	EBIT is defined as Operating income plus Other income (expense).
(2)	The primary profit measure used by management to assess segment performance is Adjusted EBIT. EBIT for each operating segment is adjusted for special items to derive Adjusted EBIT.
(3)

Special items in 2021 reflect pension settlement charges of $4,440 and $446 in Americas Welding and International Welding, respectively, Rationalization and asset impairment charges of $4,163 in International Welding and acquisition transaction costs of $1,113 in Corporate/Eliminations related to an acquisition.

(4)

Special items in 2020 reflect Rationalization and asset impairment charges of $1,190 and $5,331 in Americas Welding and International Welding, respectively, and amortization of step up in value of acquired inventories of $806 in International Welding related to an acquisition.

Lincoln Electric Holdings, Inc.

Change in Net Sales by Segment

(In thousands)

(Unaudited)

Three Months Ended March 31st Change in Net Sales by Segment

		Change in Net Sales due to:
	Net Sales				Foreign	Net Sales
	2020	Volume	Acquisitions	Price	Exchange	2021
Operating Segments
Americas Welding	$418,535	$(3,790)	$—	$9,065	$1,432	$425,242
International Welding	197,923	11,250	—	4,620	9,286	223,079
The Harris Products Group	85,533	11,641	—	12,443	(917)	108,700
Consolidated	$701,991	$19,101	$—	$26,128	$9,801	$757,021

% Change
Americas Welding		(0.9)%	—%	2.2%	0.3%	1.6%
International Welding		5.7%	—	2.3%	4.7%	12.7%
The Harris Products Group		13.6%	—%	14.5%	(1.1)%	27.1%
Consolidated		2.7%	—	3.7%	1.4%	7.8%